To:	All Media
Date:	April 20, 2004

Arrow Announces First Quarter Results

Arrow Financial Corporation announced operating results for the quarter ended March 31, 2004.  Net income for the quarter was $4.865 million, representing diluted earnings per share of $.48, which equaled the diluted per share amount earned in the first quarter of 2003, when net income was $4.806 million.  The quarterly cash dividend paid to shareholders in the first quarter of 2004 was $.22, or 10.0% higher than was paid in last year's first quarter.

Thomas L. Hoy, President and CEO stated, "Arrow's operating results continue to reflect the challenge of managing our net interest margin in a prolonged period of exceptionally low prevailing interest rates. Net interest margin for the first quarter of 2004 was 3.97%, off 32 basis points from the 4.29% margin earned in the first quarter of last year.  However, income earned from a higher level of average earning assets largely offset the margin effect, as tax equivalent net interest income was essentially unchanged from period-to-period.  Our key profitability ratios were again very strong with a return on average assets (ROA) of 1.42% and a return on average equity (ROE) of 17.97%. Although we believe these results will compare favorably with peer performance, the comparable ratios for the first quarter of 2003 were even higher - ROA of 1.51% and ROE of 19.12%."

Mr. Hoy also stated, "Total assets were $1.394 billion at quarter-end 2004, up $74 million, or 5.6%, from the prior year quarter-end balance of $1.320 billion.  Deposits rose $50 million, or 5.0%, to $1.065 billion from $1.015 billion one year earlier.  Loans outstanding increased $14 million, or 1.6%, to $855 million from a level of $841 million at March 31, 2003.  Although demand for residential mortgage financings intensified late in the quarter, runoff in our indirect portfolio continued and largely offset increases in other areas of the loan portfolio.  Seasonality issues coupled with manufacturers' highly subsidized financing programs were responsible for the drop in indirect loans, which totaled $304 million at March 31, 2004, down 6.6% from the $325 million balance one year earlier.  Growth in small business loans continued in the quarter, even though the first quarter is historically a slow period for commercial loans.  Interest in small business credit has been increasing, suggesting improving local and domestic economic conditions."

Mr. Hoy added, "In a program similar to actions taken in the first quarter of 2003, we restructured a portion of the investment portfolio in March of this year by selling near-term maturity bonds at a gain and reinvesting the proceeds, during April, in moderately longer term securities with higher yields.  Net gains from the sale of investment securities totaled $210 thousand in the first quarter of 2004 versus $368 thousand in the first quarter of 2003."

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Mr. Hoy further added, "Arrow's asset quality continued to be very high.  Nonperforming assets were $2.280 million at March 31, 2004, up slightly from $2.198 million one year earlier but down significantly from the year-end 2003 balance of $2.687 million.  Nonperforming assets represented a very low .16% of March 31, 2004 period-end assets.  Net loan losses, annualized, were just .10% of average loans outstanding in the first quarter of each year.

Assets under trust administration and investment management experienced significant growth, totaling $775 million at March 31, 2004, up $169 million, or 28.0%, from $606 million one year earlier.  Included in the above total are the North Country Funds, which totaled $126 million at March 31, 2004.  The funds, which were introduced in March of 2001, are advised by our investment adviser subsidiary, North Country Investment Advisers, Inc.  We are very pleased to report that Morningstar® ratings have been recently assigned to both the North Country Equity Growth Fund (NCEGX) and the North Country Intermediate Bond Fund (NCBDX).

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY with 27 banking locations in northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company.

The information contained in this News Release may contain statements that are not historical in nature but rather are based on management's beliefs, assumptions, expectations, estimates and projections about the future.  Examples are management’s statements about future economic conditions and anticipated business developments.  These statements are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a degree of uncertainty and attendant risk.  In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events.  This News Release should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

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Arrow Financial Corporation
Consolidated Financial Information
($ in thousands, except per share amounts)
Unaudited
	Three Months
	Ended March 31,
	2004	2003
Income Statement
Interest and Dividend Income	$17,302	$18,095
Interest Expense	4,998	5,626
Net Interest Income	12,304	12,469
Provision for Loan Losses	285	405
Net Interest Income After Provision for Loan Losses	12,019	12,064

Net Gain on Securities Transactions	210	368
Net Gain on Sales of Loans	86	28
Recovery Related to Former Vermont Operations	77	---
Net Gains on the Sales of Other Real Estate Owned	---	12
Income From Fiduciary Activities	1,056	867
Fees for Other Services to Customers	1,685	1,617
Other Operating Income	110	139
Total Other Income	3,224	3,031

Salaries and Employee Benefits	4,805	4,750
Occupancy Expenses of Premises, Net	695	639
Furniture and Equipment Expense	694	671
Amortization of Intangible Assets	9	9
Foreclosed Property Expense	---	2
Other Operating Expense	1,923	1,944
Total Other Expense	8,126	8,015

Income Before Taxes	7,117	7,080
Provision for Income Taxes	2,252	2,274
Net Income	$ 4,865	$ 4,806

Share and Per Share Data [1]
Period End Shares Outstanding	9,829	9,869
Basic Average Shares Outstanding	9,822	9,895
Diluted Average Shares Outstanding	10,057	10,109

Basic Earnings Per Share	$ 0.50	$ 0.49
Diluted Earnings Per Share	0.48	0.48

Cash Dividends	0.22	0.20

Book Value	11.33	10.38
Tangible Book Value [2]	10.37	9.40

Key Earnings Ratios
Return on Average Assets	1.42%	1.51%
Return on Average Equity	17.97	19.12
Net Interest Margin [3]	3.97	4.29

[1] Share and Per Share amounts have been restated for the September 2003 five-for-four stock split.
[2] Tangible Book Value excludes from total equity intangible assets, primarily goodwill associated with branch purchases.
[3] Net Interest Margin includes a tax equivalent upward adjustment of 20 basis points in 2004 and 18 basis points in 2003.

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Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited

	March 31, 2004		March 31, 2003
		First		First
	Period	Quarter	Period	Quarter
	End	Average	End	Average
Balance Sheet
Cash and Due From Banks	$ 27,916	$ 34,075	$ 24,423	$ 30,980
Federal Funds Sold	55,500	8,751	19,500	9,980
Securities Available-for-Sale	318,494	339,329	331,583	319,356
Securities Held-to-Maturity	106,604	106,202	75,943	75,195

Loans	854,958	856,487	841,161	825,378
Allowance for Loan Losses	(11,923)	(11,861)	(11,388)	(11,311)
Net Loans	843,035	844,626	829,773	814,067

Premises and Equipment, Net	14,105	14,172	13,676	13,738
Goodwill and Intangible Assets, Net	9,479	9,469	9,706	9,711
Other Assets	19,152	22,128	15,254	14,213
Total Assets	$1,394,285	$1,378,752	$1,319,858	$1,287,240

Demand Deposits	$ 151,094	$ 152,562	$ 133,519	$ 133,446
Nonmaturity Interest-Bearing Deposits	665,897	649,794	602,936	587,506
Time Deposits of $100,000 or More	69,648	66,911	81,640	65,816
Other Time Deposits	178,350	181,203	196,628	198,715
Total Deposits	1,064,989	1,050,470	1,014,723	985,483

Short-Term Borrowings	38,269	37,635	33,279	38,616
Federal Home Loan Bank Advances	150,000	150,000	145,000	141,556
Other Long-Term Debt	15,000	15,000	5,000	5,000
Other Liabilities	14,638	16,770	19,421	14,642
Total Liabilities	1,282,896	1,269,875	1,217,423	1,185,297

Common Stock	13,086	13,086	10,469	10,469
Surplus	113,854	113,678	115,365	115,224
Undivided Profits	27,011	25,812	16,441	15,255
Unallocated ESOP Shares	(1,502)	(1,505)	(1,822)	(1,822)
Accumulated Other Comprehensive Income	3,288	2,028	2,883	2,918
Treasury Stock	(44,348)	(44,222)	(40,901)	(40,101)
Total Shareholders’ Equity	111,389	108,877	102,435	101,943
Total Liabilities and Shareholders’ Equity	$1,394,285	$1,378,752	$1,319,858	$1,287,240

Assets Under Trust Administration and Investment Management	$775,226		$605,867

Capital Ratios
Leverage Ratio	8.37%		7.44%
Tier 1 Risk-Based Capital Ratio	13.31		11.31
Total Risk-Based Capital Ratio	14.56		12.56

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Arrow Financial Corporation
Consolidated Financial Information
($ in thousands)
Unaudited
	March 31,
	2004	2003
Loan Portfolio
Commercial, Financial and Agricultural	$ 83,395	$ 83,314
Real Estate – Commercial	114,054	101,585
Real Estate – Residential	331,117	305,674
Real Estate – Construction	10,035	10,886
Indirect Consumer Loans	303,612	325,166
Other Loans to Individuals	12,745	14,536
Total Loans	$854,958	$841,161

Allowance for Loan Losses, First Quarter
Allowance for Loan Losses, Beginning of Period	$11,842	$11,193

Loans Charged-off	(259)	(288)
Recoveries of Loans Previously Charged-off	55	78
Net Loans Charged-off	(204)	(210)

Provision for Loan Losses	285	405
Allowance for Loan Losses, End of Period	$11,923	$11,388

Nonperforming Assets
Nonaccrual Loans	$2,096	$1,967
Loans Past Due 90 or More Days and Accruing	69	---
Restructured Loans	---	---
Total Nonperforming Loans	2,165	1,967
Repossessed Assets	115	231
Other Real Estate Owned	---	---
Total Nonperforming Assets	$2,280	$2,198

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, First Quarter Annualized	0.10%	0.10%
Provision for Loan Losses to Average Loans, First Quarter Annualized	0.13	0.20
Allowance for Loan Losses to Period-End Loans	1.39	1.35
Allowance for Loan Losses to Nonperforming Loans	550.72	578.95
Nonperforming Loans to Period-End Loans	0.25	0.23
Nonperforming Assets to Period-End Assets	0.16	0.17

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